Report of Independent Registered Public
Accounting Firm
The Shareholders and Board of Trustees
HSBC Portfolios:
In planning and performing our audits of
the financial statements of HSBC
Portfolios - HSBC Growth Portfolio and
HSBC Opportunity Portfolio(collectively,
the Funds) as of and for the year ended
October 31,2014,in accordance with the
standards of the Public Company Accounting
Oversight Board (United States),we
considered the Funds internal control
over financial reporting, including
control activities for safeguarding
securities,as a basis for designing
our auditing procedures for the purpose
of expressing our opinion on the
financial statements and to comply
with the requirements of Form NSAR,
but not for the purpose of
expressing an opinion on the effectiveness
of the Funds internal control over
financial reporting. Accordingly, we
express no such opinion.Management of
the Funds is responsible for establishing
and maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
A funds internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.A funds internal
control over financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records
that,in reasonable detail, accurately
and fairly reflect the transactions
and dispositions of the assets of the
fund;(2) provide reasonable assurance
that transactions are recorded as
necessary to permit preparation of
financial statements in accordance with
generally accepted accounting principles,
and that receipts and expenditures of
the fund are being made only in accordance
with authorizations of management and
directors of the fund; and (3) provide
reasonable assurance regarding prevention
or timely detection of unauthorized
acquisition, use,or disposition of the
funds assets that could have a
material effect on the  will save
financial statements.
Because of its inherent limitations,
internal control over financial reporting
may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls may
become inadequate because of changes in
conditions, or that the degree of
compliance with the policies or procedures
may deteriorate.A deficiency in
internal control over financial reporting
exists when the design or operation of a
control does not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements on a
timely basis. A material weakness is a
deficiency, or a combination of
deficiencies, in internal control over
financial reporting, such that there
is a reasonable possibility that a
material misstatement of the Funds
annual or interim financial statements
will not be prevented or detected on a
timely basis.
Our consideration of the Funds internal
control over financial reporting was
for the limited purpose described
in the first paragraph and would not
necessarily disclose all deficiencies
in internal control that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States). However, we noted
no deficiencies in the Funds internal
control over financial reporting and
its operation, including controls
over safeguarding securities that we
consider to be a material weakness
as defined above as of October 31, 2014.
This report is intended solely for the
information and use of management and
the Board of Trustees of HSBC Portfolios
and the Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than these
specified parties.
/s/ KPMG LLP
Columbus, Ohio
December 23, 2014